Exhibit 10.4

Execution Version

DEED OF LIMITED GUARANTY BY FLY LEASING LIMITED OF FLY ALADDIN FUNDING LIMITED

FOR VALUE RECEIVED, on this 15 day of June, 2018, Fly Leasing Limited (the “Guarantor”), pursuant to that certain Senior Secured Credit Agreement (as amended and supplemented from time to time, the “Credit Agreement”), dated as of 15 day of June, 2018 among Fly Aladdin Funding Limited, as borrower (the “Borrower”), Fly Aladdin MaltaCo Limited (“Fly Malta”), the Lenders party thereto (the “Lenders”), BNP Paribas, not in its individual capacity, except as expressly stated therein, but solely as administrative agent (the “Administrative Agent”) and Wilmington Trust (London) Limited, not in its individual capacity, except as expressly stated therein, but solely as security trustee (the “Security Trustee”) (each of the Lenders, the Administrative Agent, the Security Trustee and any Derivatives Creditor, together with their respective successors and permitted assigns, referred to herein as a “Guaranteed Party” and, collectively, the “Guaranteed Parties”), does hereby unconditionally and irrevocably (a) guarantee to each Guaranteed Party (i) the due and punctual performance and observance by the Borrower and Fly Malta of each of the Performance Obligations (as defined in Schedule I hereto), and (ii) the due and punctual payment by the Borrower and Fly Malta of each of its Recourse Obligations (as defined in Schedule II) under and in accordance with the terms of the Loan Documents (such performance, payment and other obligations of the Borrower and Fly Malta being referred to herein as the “Obligations” and, individually, each an “Obligation”), (b) undertake with each of the Guaranteed Parties that, in the event of any nonpayment or nonperformance of any Obligation, the Guarantor shall pay or perform, or cause such payment or performance to be made of, such nonpayment or nonperformance and (c) agrees with each of the Guaranteed Parties that it will, as an independent and primary obligation, immediately on written demand, indemnify such Guaranteed Party against any cost, loss or liability suffered by it if any of the Obligations is or becomes unenforceable, invalid or illegal for any reason, and the amount of the cost, loss or liability will be equal to the amount which such Guaranteed Party would otherwise have been entitled to recover.  The Guarantor further agrees to pay all expenses (including, without limitation, all reasonable fees and disbursements of counsel), that may be paid or incurred by any Guaranteed Party in lawfully enforcing any rights with respect to, or collecting, any or all of the Obligations and/or lawfully enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty.

Capitalized terms used but not defined herein shall have the meaning given such terms (whether by reference to another document or otherwise) in the Credit Agreement.

1.
Waiver of Notice.  The Guarantor hereby waives notice of acceptance of this Guaranty, and agrees that, in its capacity as a guarantor, it shall not be required to consent to, or to receive any notice of, any supplement to or amendment of, or waiver or modification of the terms of, the Credit Agreement or any of the other Loan Documents that may be made or given as provided therein. The Guarantor further waives any right it may have of first requiring a Guaranteed Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Guaranty.  This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

2.	Representations and Warranties. The Guarantor represents, warrants and covenants on the date hereof that:

2.1
the Guarantor is duly formed, validly existing and in good standing under the laws of its state of organization; the execution, delivery and performance of this Guaranty do not and will not violate any provision of the organizational documents of the Guarantor or any Applicable Law to or binding on the Guarantor or violate or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Guarantor is a party or by which the Guarantor or any of its properties is bound, or any law, governmental rule, regulation, judgment or order binding on the Guarantor;

2.2	this Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes a legal, valid, binding and enforceable obligation of the Guarantor;

2.3	there are no pending or, to the Guarantor’s knowledge, threatened investigations, suits or proceedings against any Borrower Group Company or affecting any Borrower Group Company or its properties;

2.4	it has kept (and will keep) its assets and liabilities as reflected in its books and records separate and identifiable from those of each Borrower Group Company;

2.5	it has kept (and will keep) adequate records to permit the segregation and identification of its assets and liabilities from those of each Borrower Group Company;

2.6
it is operated and will be operated as an independent, separate and distinct legal entity from each Borrower Group Company, has not held (and will not hold) itself out to the public as a division of any Borrower Group Company, and will observe all formalities necessary to remain a legal entity separate and distinct from, and independent of each Borrower Group Company;

2.7	where relevant, it has held (and will hold) itself out to the public (including to any of its creditors) under its own name as a separate and distinct legal entity from each Borrower Group Company;

2.8	where relevant, in correspondence between it and a third party, has made (and will make) apparent that it is a separate entity from each Borrower Group Company;

2.9	it has and will pay its obligations in the ordinary course of business as a legal entity separate and distinct from each Borrower Group Company; and

2.10	it will ensure that all transactions between it and each Borrower Group Company shall only be on an arms-length basis and on commercially reasonable terms.

3.	Covenants. The Guarantor covenants as follows:

3.1
Except as expressly contemplated by the Basic Documents, the Guarantor shall not amend or directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in and to this Guaranty or any of the other Loan Documents without the prior written consent of the Security Trustee.

3.2
The Guarantor covenants that it will not directly or indirectly create, incur, assume or suffer to exist any Liens (other than Permitted Encumbrances and any other Liens expressly permitted pursuant to the Basic Documents) attributable to it, with respect to any of the properties or assets of the Collateral, that it shall, at its own cost and expense, promptly take such action as may be necessary to discharge duly any such Lien, and that it will cause restitution to be made to the Collateral in the amount of any diminution of the value thereof as the result of any Liens thereon attributable to it.

3.3
The Guarantor covenants that it will, pursuant to Section 5.15 of the Credit Agreement, immediately upon the occurrence of a Trigger Event, unless cured, and for so long as the same is continuing, (i) deposit into the Operations Reserve Account an amount equal to the Maintenance Rent received pursuant to all Leases that has not been utilized by the applicable Lessees pursuant to the terms of the applicable Lease and to pay all Maintenance Rent received by such Person after the occurrence of the Trigger Event that is continuing into the Operations Reserve Account and (ii) deposit into the Security Deposits Reserve Account an amount equal to the Security Deposits received pursuant to all Leases that has not been utilized by the applicable Lessees pursuant to the terms of the applicable Lease and to pay all Security Deposits received by such Person after the occurrence of the Trigger Event that is continuing into the Security Deposits Reserve Account.

4.	Waiver and forbearance; Continuing Guaranty.

4.1
No failure or delay or lack of demand, notice or diligence in exercising any right under this Guaranty shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right under this Guaranty.

4.2
This Guaranty is an absolute, unconditional and continuing guaranty of payment and not of collection and will extend to the ultimate balance of the Obligations, regardless of any intermediate payment or discharge in whole or in part.  The Guarantor waives any right to require that any right to take action against the Borrower or Fly Malta be exhausted or that resort be made to any security prior to action being taken against the Guarantor.

4.3
In the event that this Guaranty or any Loan Document to which the Borrower or Fly Malta is a party shall be terminated, rejected or disaffirmed as a result of bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution, examinership or similar proceedings with respect to the Borrower or Fly Malta, the Guarantor’s obligations hereunder to the Guaranteed Parties shall continue to the same extent as if the same had not been so terminated, rejected or disaffirmed.  The Guarantor hereby waives all rights and benefits that might, in whole or in part, relieve it from the performance of its duties and obligations by reason of any proceeding as specified in the preceding sentence, and the Guarantor agrees that it shall be liable for all sums guaranteed, in respect of and without regard to, any modification, limitation or discharge of the liability of the Borrower or Fly Malta that may result from any such proceedings and notwithstanding any stay, injunction or other prohibition issued in any such proceedings.  Furthermore, the obligation of the Guarantor hereunder will not be discharged by:  (a) any extension or renewal with respect to any obligation of the Borrower or Fly Malta under the Loan Documents; (b) any modification of, or amendment or supplement to, any such agreement; (c) any furnishing or acceptance of additional security or any release of any security; (d) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Borrower or Fly Malta or any change in the structure of the Borrower or Fly Malta; (e) any change in ownership of the shares of capital stock of the Guarantor or the Borrower or Fly Malta or any merger or consolidation of any thereof into or with any other person; (f) any assignment, transfer, participation or other arrangement by which any Lender transfers its interests in its Loans; (g) any assignment, transfer or other arrangement by which any Lessee transfers its interests in or loses control of the use of an Aircraft or any part thereof; or (h) any other occurrence whatsoever, except payment in full of all Recourse Obligations and performance in full of all the Obligations in accordance with the terms and conditions of the Loan Documents.

4.4
The Guarantor understands and agrees that its obligations hereunder shall be continuing, absolute and unconditional without regard to, and the Guarantor hereby waives any defense to, or right to seek a discharge of, its obligations hereunder with respect to (a) the validity, legality, regularity or enforceability of any Loan Document, any of the Obligations or any collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party; (b) any defense, setoff or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower or Fly Malta against any Guaranteed Party; or (c) any other circumstances whatsoever (with or without notice to or knowledge of the Borrower or Fly Malta or the Guarantor) that constitute, or might be construed to constitute, an equitable or legal discharge of the Borrower or Fly Malta or the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance.

4.5
The Guarantor expressly acknowledges and agrees that: the Guarantor hereby expressly consents to any modification, extension, amendment, waiver, release or change in the Credit Agreement, any increase, reduction or change in the credit facilities granted to the Borrower or securities obtained under the Credit Agreement, or any time or other concession granted from time to time by any Guaranteed Party to the Borrower provided always that the liability of the Guarantor shall not exceed the Obligations.

5.	Limited Recourse; Non-Petition.

5.1
Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by any Guaranteed Party hereof, the Guarantor  shall not be entitled to be subrogated to any of the rights of any Guaranteed Party against the Borrower or Fly Malta or any collateral, security or guaranty or right of setoff held by any Guaranteed Party for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any reimbursement from the Borrower or Fly Malta in respect of payments made by the Guarantor hereunder, until all amounts and performance owing to each Guaranteed Party by the Borrower and Fly Malta on account of the Obligations are paid and performed in full.  The obligations of the Guarantor hereunder either shall be automatically reinstated if and to the extent that any payment by or on behalf of the Borrower or Fly Malta in respect of any of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations as a result of any proceedings in bankruptcy or reorganization or similar proceedings and the Guarantor agrees that it will reimburse such holders on demand for all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) incurred by such holders in connection with such rescission or restoration.

5.2
The Guarantor agrees that neither it nor any person acting on its behalf shall in respect of a claim under this Guaranty or any other Loan Document be entitled to petition or take any corporate action or other steps or legal proceedings for the winding-up, dissolution, court protection, examinership, reorganization, liquidation, bankruptcy or insolvency of either the Borrower or Fly Malta or for the appointment of a receiver, administrator, manager, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer in respect of either the Borrower or Fly Malta or any of their respective revenues or assets.

5.3
Neither the Guarantor nor any person acting on its behalf shall have any recourse against any director, shareholder, or officer of either the Borrower or Fly Malta (provided that they are not guilty of fraud, negligence, recklessness or wilful default) in respect of any obligations, covenant or agreement entered into or made by such Person pursuant to, or in connection with, this Guaranty or any other Loan Document.

6.
Set-Off. The Guarantor hereby authorizes each Guaranteed Party, at any time after a sum has become due and payable by the Guarantor under this Guaranty, to apply any sum or credit balance to which the Guarantor may be entitled hereunder or under any other Loan Document against any amounts which are due and payable by the Guarantor hereunder or under any other Loan Document but at the relevant time remain unpaid.

7.
Costs and Expenses. The Guarantor agrees to pay all reasonable costs and expenses (including, without limitation, all reasonable fees and disbursements of legal counsel), that may be paid or incurred by any Guaranteed Party in connection with this Guaranty.

8.	Miscellaneous.

8.1
Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.2	No provision of this Guaranty may be amended, supplemented or modified except in accordance with Section 10.02 of the Credit Agreement.

8.3	The paragraph and Section headings in this Guaranty are for convenience and they form no part of this Guaranty and shall not affect its interpretation.

8.4
This Guaranty shall be binding upon the successors and assigns of the Guarantor; provided, that no transfer, assignment or delegation by the Guarantor without the consent of the Guaranteed Parties shall release the Guarantor from its liabilities hereunder.

8.5
Upon the unconditional and irrevocable payment in full of the Obligations and provided no Event of Default has occurred and is continuing, the Guaranteed Parties shall, at the request and cost of the Guarantor, release the Guarantor from its obligations under this Guaranty. The Guaranteed Parties shall, at the Guarantor’s cost, execute all such notices and agreements as the Guarantor shall reasonably request to give effect to such release.

8.6
All monies received, recovered or realised by any Guaranteed Party under or pursuant to this Guaranty (including the proceeds of any conversion of currency) may in its discretion be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of this Guaranty.

8.7
All notices, requests and demands to or upon the Guarantor or any beneficiary shall be made in accordance with the terms of Section 10.01 of the Credit Agreement and, if delivered to the Guarantor, shall be addressed to Fly Leasing Limited, West Pier Business Campus, Dun Laoghaire, Co. Dublin, A96 N6T7, Ireland, with a copy to BBAM US LP, 50 California Street, 14th Floor, San Francisco, CA 94111, USA, or to such other address as the Guarantor shall provide to the Guaranteed Parties in writing.

8.8
No person who is not a party to this Guaranty (other than any Guaranteed Party) may enforce the terms of this Guaranty and the provisions of the Contracts (Rights of Third Parties) Act 1999 shall not apply to this Guaranty.

8.9	This Guaranty, and any non-contractual obligations arising out of or in connection with this Guaranty, shall be governed by, and construed in accordance with, English law.

8.10
The Guarantor hereby irrevocably and unconditionally agrees for the benefit of the Guaranteed Parties that the English courts shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or in connection with this Guaranty (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligation arising out of or in connection with this Guaranty) (a “Dispute”) and submits itself and its property to the jurisdiction of the English courts with respect to Disputes. Nothing in this Clause 6.9 shall limit the right of any Guaranteed Party to bring proceedings arising out of or in connection with this Guaranty or any non-contractual obligations arising out of or in connection with the same against the Guarantor to the extent allowed by applicable law (a) in any court of competent jurisdiction or (b) concurrently in more than one jurisdiction.

8.11
The Guarantor (for the benefit of each Guaranteed Party) (a) waives to the fullest extent permitted by law any objection which it may now or hereafter have to the English courts on grounds of inconvenient forum or otherwise as regards proceedings arising out of or in connection with this Guaranty or any non-contractual obligations arising out of or in connection with the same; and (b) agrees that a judgment or order of any of the English courts arising out of or in connection with this Guaranty or any non-contractual obligations arising out of or in connection with the same is conclusive and binding on it and may be enforced against it in the English courts or the courts of any other jurisdiction.

8.12
Without prejudice to any other mode of service allowed under any relevant law, the Guarantor irrevocably appoints BBAM UK Limited at Venture House, Arlington Square, Downshire Way, Bracknell, RG12 1WA, England, as its agent for service of process in relation to any proceedings before the English courts in connection with this Guaranty or any non-contractual obligations arising out of or in connection with the same and agrees that failure by an agent for service of process to notify the Guarantor of the process will not invalidate the proceedings concerned.  If any person appointed as an agent for service of process is unable or unwilling for any reason to act or ceases to be effectively appointed as agent for service of process, the Guarantor must immediately (and in any event within five (5) Business Days of such event taking place) appoint another agent in England on terms acceptable to the Administrative Agent.  Failing this, the Administrative Agent may appoint another agent for this purpose at the Guarantor’s cost, in which case the Guarantor shall reimburse the Administrative Agent the amount of the cost on demand.

8.13
The Guarantor irrevocably and unconditionally (a) agrees not to claim any immunity from proceedings brought by a Guaranteed Party against it in relation to this Guaranty and to ensure that no such claim is made on its behalf, (b) consents generally to the giving of any relief or the issue of any process in connection with those proceedings and (c) waives all rights of immunity in respect of it or its assets.

In witness whereof the parties have caused this Guaranty to be executed as a deed by the duly authorised representatives of the parties and this Guaranty is intended to be and is hereby delivered on the date first above written.

[Intentionally Left Blank]

EXECUTED AND DELIVERED AS A DEED for and on behalf of FLY LEASING LIMITED

/s/ Colm Barrington
By:	Colm Barrington

its:	Chief Executive Officer and Director

SCHEDULE I

DEFINITION OF PERFORMANCE OBLIGATIONS

“Performance Obligations” means:

(i)             The Borrower and Fly Malta’s representations and warranties in Sections 3.01 (Organization; Powers), 3.12 (Special Purpose Status, Etc.) and 3.14 (Solvency) of the Credit Agreement.

(ii)           The Borrower and Fly Malta’s covenants under Sections 5.20 (Special Purpose Entity Requirements), 6.01 (Indebtedness), 6.02 (Liens), 6.09 (Modifications of Certain Documents), 6.10 (Limitation on Business Activities), and 6.12 (Non-Petition, Material Actions) of the Credit Agreement.

Schedule I-1

SCHEDULE II

DEFINITION OF RECOURSE OBLIGATIONS

“Recourse Obligations” means the obligation of the Borrower and Fly Malta pursuant to Section 5.15 of the Credit Agreement to, immediately upon the occurrence of a Trigger Event, unless cured, and for so long as the same is continuing, (i) deposit into the Operations Reserve Account an amount equal to the Maintenance Rent received pursuant to all Leases that has not been utilized by the applicable Lessees pursuant to the terms of the applicable Lease and to pay all Maintenance Rent received by such Person after the occurrence of the Trigger Event that is continuing into the Operations Reserve Account and (ii) deposit into the Security Deposits Reserve Account an amount equal to the Security Deposits received pursuant to all Leases that has not been utilized by the applicable Lessees pursuant to the terms of the applicable Lease and to pay all Security Deposits received by such Person after the occurrence of the Trigger Event that is continuing into the Security Deposits Reserve Account.

Schedule II-1